Exhibit 10.5

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of June 24, 2014, pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), by and among ADEPTUS HEALTH INC., a Delaware corporation (the “Adeptus Corp”), SCP III AIV THREE-FCER BLOCKER, INC., a Delaware corporation (the “Blocker”) and solely for purposes of Section 10 hereof, SCP III AIV THREE-FCER CONDUIT, L.P. (the “Blocker Owner”).

WHEREAS, the respective boards of directors of each of Adeptus Corp and Blocker have resolved that Blocker should merge (the “Merger”) with and into Adeptus Corp with Adeptus Corp being the surviving corporation in connection with the initial public offering and sale of shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Adeptus Corp as contemplated by Adeptus Corp’s Registration Statement on Form S-1, as amended (File No. 333-196142) (the “IPO”);

WHEREAS, both the sole stockholder of Adeptus Corp, Adeptus Health LLC (“Adeptus LLC”), and the stockholder of the Blocker, the Blocker Owner, have approved the Merger;

WHEREAS, the Blocker holds limited liability company units in Adeptus LLC and the transfer of such limited liability company units in connection with the Merger has been approved in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Adeptus LLC, dated June 24, 2014, among the Blocker and the other parties thereto (which agreement shall be amended and restated in its entirety in connection with the IPO);

WHEREAS, in connection with the IPO, the Blocker Owner and Adeptus Corp, among other parties, are entering into a Stockholders’ Agreement, Registration Rights Agreement and Tax Receivable Agreement, each dated on or about the date hereof;

WHEREAS, it is intended that, for United States federal income tax purposes, the Merger shall qualify as a “reorganization” under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder; and

WHEREAS, Adeptus Corp and the Blocker desire to make certain representations, warranties and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto prescribe the terms and conditions of the Merger and mode of carrying the same into effect as follows:

AGREEMENT

1.                                    Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), the Blocker shall be merged with and into Adeptus Corp, and the separate legal existence of the Blocker shall thereupon cease. Adeptus Corp shall be the surviving entity (sometimes referred to herein as the “Surviving Corporation”), and the separate legal existence of Adeptus Corp with all its right, privileges, immunities and powers shall continue unaffected by the Merger. The Merger shall have the effects set forth in the DGCL.

2.                                    Cancellation of Shares; Merger Consideration. At the Effective Time, (i) the Blocker Owner shall receive for each share of common stock, par value $0.01 per share of Blocker (each, a

“Blocker Share”) (A) 4,518,275 shares of Class A Common Stock and (B) the right to receive any amounts due pursuant to the TRA (as defined below) if and when such amounts become due in the future (clauses (A) and (B) collectively, the “Merger Consideration”), and (ii) each Blocker Share which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Blocker Owner, be automatically cancelled. The Blocker Shares so cancelled shall cease to exist, and the Blocker Owner shall thereafter cease to have any rights with respect to such Blocker Shares, except the right to receive the Merger Consideration for each Blocker Share outstanding at the Effective Time.

3.                                    Effective Time. Upon the satisfaction or waiver of the conditions below, Adeptus Corp shall cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date of consummation of the IPO as specified in such certificate of merger (the “Effective Time”). References to the Blocker or Adeptus Corp after the Effective Time shall mean the Surviving Corporation.

4.                                    Certificate of Incorporation; Bylaws; Board of Directors. The certificate of incorporation and bylaws of Adeptus Corp, as in effect immediately prior to the Effective Time (in each case, as the same may have been amended or restated between the date of this Agreement and the Effective Time), shall be the certificate of incorporation and bylaws of the Surviving Corporation, in each case until duly amended as provided therein or by applicable law. The board of directors of Adeptus Corp immediately prior to the Effective Time shall be the board of directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

5.                                    Conditions Necessary for Effectiveness of the Merger. The satisfaction or waiver of the following conditions shall be necessary to the effectiveness of the Merger:

(a)                                 the delivery for filing of the Amended and Restated Certificate of Incorporation of Adeptus Corp substantially in the form of Exhibit A hereto with the Secretary of State of the State of Delaware and the effectiveness thereof;

(b)                                 the execution and delivery of the underwriting agreement relating to the IPO among Adeptus Corp, Adeptus LLC, the Blocker Owner and the underwriters of the IPO (which shall not have been terminated prior to the Effective Time);

(c)                                  the effectiveness of the Amended and Restated Limited Liability Company Agreement of Adeptus LLC; and

(d)                                 the execution of the Tax Receivable Agreement between Adeptus Corp, the Blocker Owner and other parties thereto (the “TRA”).

6.                                    Plan of Reorganization. This Agreement is intended to constitute and is hereby adopted as a plan of reorganization within the meaning of Section 1.368-2(g) of the United States Treasury Regulations. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Assuming the consummation of the IPO, following the Effective Time, and consistent with any such consent, neither Adeptus Corp nor any of its subsidiaries or affiliates, shall knowingly take any action or cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

7.                                    Certain Representations and Warranties of the Blocker. The Blocker represents and warrants to Adeptus Corp that, as of the date hereof and the Effective Time:

(a)                                 it is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)                                 it has full right, power and authority to enter into this Agreement and to perform the transactions contemplated by this Agreement;

(c)                                  the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized, and no further proceedings on the part of the Blocker, its board of directors or its stockholder(s) are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed by the Blocker;

(d)                                 attached hereto as Exhibit B are true and complete copies of the certificate of incorporation of the Blocker (including all amendments thereto), the bylaws of the Blocker as in effect at all relevant times, the resolutions duly adopted by the board of directors of the Blocker authorizing and approving the execution of this Agreement and the unanimous written consent of the Blocker Owner approving and adopting this Agreement; no other resolutions or board or stockholder action has been taken by the Blocker or the Blocker Owner with respect to this Agreement other than the resolutions and consent included in Exhibit B;

(e)                                  this Agreement constitutes the valid and binding obligation of the Blocker and the Blocker Owner, enforceable against the Blocker and the Blocker Owner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity);

(f)                                   neither the execution and delivery of this Agreement by the Blocker or the Blocker Owner nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Blocker or the Blocker Owner is a party or by which assets of the Blocker or the Blocker Owner are bound (including without limitation the organizational documents of the Blocker or the Blocker Owner, as applicable), or constitutes a default under any of the foregoing or violates any law or regulation;

(g)                                  other than as contemplated by this Agreement, each of the Blocker and the Blocker Owner has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities, and any other person, if any, that are required to permit the Blocker and the Blocker Owner to enter into this Agreement and to consummate the transactions contemplated hereby;

(h)                                 there are no actions, suits or proceedings pending or, to the Blocker’s knowledge, threatened against or affecting the Blocker or the assets of the Blocker in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

(i)                                     the performance of the Merger as provided herein will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which the Blocker is subject;

(j)                                    The Blocker does not have and is not subject to any indebtedness, obligations, losses, deficiencies, damages, interest, penalties, fines, assessments, demands, judgments, claims, awards, settlements, costs, expenses, fees or other liabilities of any kind or nature, whether actual, accrued or contingent (“Liabilities”), other than as listed on Schedule A hereto; provided for the avoidance of doubt, Liabilities do not include taxes;

(k)                                 all of the assets of the Blocker as of the Effective Time are listed on Schedule B hereto;

(l)                                     The Blocker has never owned any property or assets other than (i) the assets listed on Schedule A hereto, (ii) limited liability company units in Adeptus LLC and (iii) cash or cash equivalents;

(m)                             The Blocker was incorporated on September 9, 2011, and since such date of incorporation the Blocker has never conducted any operations other than (i) holding the assets listed on Schedule A hereto, (ii) holding limited liability company units in Adeptus LLC, (iii) holding cash or cash equivalents and (iii) ministerial acts necessary to conducting the operations listed in the foregoing clauses (i) through (iii);

(n)                                 the property transferred to Adeptus Corp pursuant to the Merger will not be subject to any Liability incurred, assumed or guaranteed by the Blocker;

(o)                                 none of the property transferred to Adeptus Corp pursuant to the Merger was received by the Blocker as part of a plan of liquidation of another corporation;

(p)                                 as of the date and time of entry into this Agreement, there is no indebtedness for borrowed money outstanding between Adeptus Corp and the Blocker, and, as of the Effective Time, there will be no such indebtedness between Adeptus Corp and the Blocker created pursuant to the Merger or as a result of the transactions consummated pursuant to this Agreement;

(q)                                 The Blocker is a party to the Merger, and is participating in the Merger and the transactions to be consummated pursuant to this Agreement for a valid business reason unrelated to taxes;

(r)                                    The Blocker is not under the jurisdiction of a court in a bankruptcy, receivership, foreclosure or similar proceeding in a U.S. federal or state court;

(s)                                   The Blocker will treat the Merger as a transaction governed by Section 368 of the Code, for all tax purposes for at least until such time as the statute of limitations for the tax periods that could be effected by such treatment of the Merger expire;

(t)                                    all tax returns that are required to be filed on or before the Effective Time (taking into account any extensions) by or with respect to the Blocker have been or will be timely filed on or before the Effective Time; and

(u)                                 as of the date hereof and until the Effective Time, the Blocker Owner constitutes the only equity holder of the Blocker.

8.                                    Certain Representations and Warranties of Adeptus Corp. Adeptus Corp represents and warrants to the Blocker that, as of the date hereof, the Effective Time and the date of the consummation of the IPO:

(a)                                 it has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Delaware;

(b)                                 it has full right, power and authority to enter into this Agreement and to perform the transactions contemplated by this Agreement;

(c)                                  the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized, and no further proceedings on the part of Adeptus Corp are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed by Adeptus Corp;

(d)                                 attached hereto as Exhibit C are true and complete copies of the certificate of incorporation of Adeptus Corp (including all amendments thereto), the bylaws of Adeptus Corp as in effect at all relevant times, the resolutions duly adopted by the board of directors of Adeptus Corp authorizing and approving the execution of this Agreement and the unanimous written consent of Adeptus LLC approving and adopting this Agreement;

(e)                                  this Agreement constitutes the valid and binding obligation of Adeptus Corp, enforceable against Adeptus Corp in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity);

(f)                                   neither the execution and delivery of this Agreement by Adeptus Corp nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Adeptus Corp is a party or by which assets of Adeptus Corp are bound (including without limitation the organizational documents of Adeptus Corp), or constitutes a default under any of the foregoing or violates any law or regulation;

(g)                                  other than as contemplated by this Agreement, Adeptus Corp has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities, and any other person, if any, required to permit Adeptus Corp to enter into this Agreement and to consummate the transactions contemplated hereby;

(h)                                 there are no actions, suits or proceedings pending or, to Adeptus Corp’s knowledge, threatened against or affecting Adeptus Corp or the assets of Adeptus Corp in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of Adeptus Corp to perform its obligations as provided herein;

(i)                                     the performance of the Merger as provided herein will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which Adeptus Corp is subject;

(j)                                    Adeptus Corp is a party to the Merger, and is participating in the Merger and the transactions to be consummated pursuant to this Agreement for a valid business reason unrelated to taxes;

(k)                                 Adeptus Corp is not under the jurisdiction of a court in a bankruptcy, receivership, foreclosure or similar proceeding in a U.S. federal or state court;

(l)                                     as of the date and time of entry into this Agreement, there is no indebtedness for borrowed money outstanding between Adeptus Corp and the Blocker, and, as of the Effective Time, there will be no such indebtedness between Adeptus Corp and the Blocker created pursuant to the Merger or as a result of the transactions consummated pursuant to this Agreement;

(m)                             Adeptus Corp will not be an investment company within the meaning of Section 368(a)(2)(F)(iii) or (iv) of the Code; and

(n)                                 Adeptus Corp will treat the Merger as a transaction governed by Section 368 of the Code, for all tax purposes for at least until such time as the statute of limitations for the tax periods that could be effected by such treatment of the Merger expire.

9.                                    Survival. The representations and warranties of the Blocker and Adeptus Corp shall survive until the third anniversary of the Effective Time, and any claim in respect of any alleged breach of any such representation and warranty must be made by delivery of a Claim Notice (as defined below) prior to the Limitation Date; it being understood that in the event any Claim Notice has been given before the Limitation Date, the representations and warranties that are the subject of such Claim Notice shall survive with respect to such claim until such time as such claim is finally resolved.

10.                               Indemnification.

(a)                                 (i)                                     From and after the Effective Time and subject to subsections (b), (d) and (e) of this Section 10, the Blocker Owner agrees that the Blocker Owner will indemnify and hold harmless Adeptus Corp from and against the excess, if any, of (A) all Losses (as defined below) suffered or incurred by Adeptus Corp as a result of any breach by the Blocker of any of its representations or warranties under this Agreement over (B) the amount of any undistributed cash of Blocker, in any case as of the Effective Time.

(ii)                                  From and after the Effective Time, Adeptus Corp agrees that it will indemnify and hold harmless the Blocker Owner from and against all Losses suffered or incurred by the Blocker Owner as a result of any breach by Adeptus Corp of any of its representations or warranties under this Agreement.

(b)                                 Adeptus Corp may recover any amounts due to it by the Blocker Owner pursuant to this Section 10 (“Indemnification Payables”) solely and exclusively from any amounts that, as of the time such claim for indemnification is made or thereafter, are owed but not yet paid by Adeptus Corp (and Adeptus Corp may reduce any such amounts due by, and set-off any such amounts due against, the amount of Indemnification Payables) in respect of (x) distributions owed to the Blocker Owner (or any affiliates to which the Blocker Owner has transferred equity interests in Adeptus Corp or Adeptus LLC) on account of its or their equity interests in Adeptus Corp or Adeptus LLC and (y) the TRA.

(c)                                  “Losses” means all actual damages, losses, deficiencies, liabilities, claims, actions, demands, awards, settlements, judgments, taxes, penalties, assessments, fines, fees, costs and expenses (including, for the avoidance of doubt and without limitation, reasonable attorneys’ fees and costs of defense and investigation); provided, however, that Losses shall specifically exclude punitive, speculative, lost profit, diminution in value, consequential, incidental, indirect or special damages of any nature.

(d)                                 Notwithstanding anything to the contrary contained herein, the obligations of the Blocker Owner and of Adeptus Corp under this Section 10 shall terminate and be of no further force or effect on the date on which the Blocker Owner no longer holds any equity interests in Adeptus Corp and the TRA has terminated.

(e)                                  The indemnity set forth in this Section 10 shall be the sole and exclusive remedy of the parties for all claims arising out of this Agreement or the Merger contemplated hereby and no party shall have any other remedy, whether in contract, tort or otherwise, against any other party with respect to this Agreement or the Merger, and all such other remedies are expressly waived by each party to the fullest extent permitted by applicable law.

(f)                                   A party entitled to indemnification pursuant to this Section 10 (the “Claiming Party”) shall promptly notify the other party against which the claim is made (the “Indemnifying Party”) in writing of such claim (a “Claim Notice”); provided that a Claim Notice shall be delivered within 30 calendar days after the Claiming Party receives written notice of any action, suit, proceeding, investigation, claim or Loss, whether or not involving any claim of a third party or the assertion of any claim by a third party (such claim by a third party, a “ Third Party Claim “), that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party; provided that no delay by the Claiming Party in notifying the Indemnifying Party will relieve the Indemnifying Party of any liability hereunder, unless the Indemnifying Party is materially prejudiced by the Indemnified Party’s failure to timely give such notice. The Claim Notice shall specify the basis for the claim and the Losses incurred by, or anticipated to be incurred by, the Claiming Party on account thereof to the extent known. No payment or setoff shall be made on account of any claim until the amount of such claim is liquidated and the Losses are finally determined.

(g)                                  The following provisions shall apply to claims of the Claiming Party which are based upon a Third Party Claim:

(i)                                     The Indemnifying Party shall have the right, upon receipt of the Claim Notice to assume the defense against such Third Party Claim. If the Indemnifying Party is conducting the defense against the Third Party Claim, the Claiming Party shall be entitled to retain separate counsel and participate in the defense of such Third Party Claim at its own expense unless the Claiming Party and the Indemnifying Party are both named parties to the proceedings (including any impleaded parties) and the Claiming Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing material interests between them or there may be legal defenses available to the Claiming Party that are different from or additional to those available to the Indemnifying Party. The Indemnifying Party will keep the Claiming Party informed of all material developments relating to or arising in connection with such Third Party Claim. The Claiming Party and Indemnifying Party will each cooperate with and make available to each other such assistance (including, without limitation, access to employees) and materials as may be reasonably requested of either.

(ii)                                  The Indemnifying Party shall have the right to settle and compromise such claim only with the prior written consent of the Claiming Party; provided that no such prior written consent shall be required to any proposed settlement if (A) such settlement provides the Claiming Party with a full and unconditional release from such Third Party Claim; (B) the sole relief provided in such settlement is monetary damages that are paid in full by the Indemnifying Party, and (C) such settlement does not include an admission of culpability. Regardless of whether the Indemnifying Party elects to defend the Third Party Claim, the Indemnifying Party shall also have the right within 30 calendar days from receipt of the Claim Notice to notify the Claiming Party that the Indemnifying Party disputes the merits of the Third Party Claim. Such dispute shall not affect the Indemnifying Party’s right to defend the Third Party Claim in accordance with this Section 10(g).

(iii)                               In the event that the Indemnifying Party fails to assume the defense against any Third Party Claim within 30 calendar days after receipt of notice thereof from the Claiming Party, the Claiming Party shall have the right, but not the obligation, to undertake the defense against such Third Party Claim; provided that if the Claiming Party does not undertake the defense of such Third Party Claim, such Claiming Party shall not be entitled to indemnification hereunder for the amount of Losses which would not have been incurred but for the failure of such Claiming Party to take commercially reasonable actions to mitigate such Losses upon becoming aware of any claim. The Claiming Party’s right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense against such Third Party Claim.

11.                               Expenses.  Each party to this Agreement will pay all of its own expenses incurred in connection with the Merger.

12.                               Tax Matters.

Adeptus Corp shall be liable for, and shall pay, all stamp duty, registration tax, transfer tax, documentary tax, value added tax, sales and use tax, and all other similar taxes arising from the Merger.

13.                               Amendment, Modification or Termination. At any time prior to the Effective Time, this Agreement may be amended, modified or terminated by the board of directors of Adeptus Corp, with the written consent of the Blocker and the Blocker Owner. This Agreement shall terminate upon the written agreement of both parties hereto.  The parties hereto agree that this Agreement shall terminate if the IPO has not been consummated by July 30, 2014.

14.                               Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary to permit consummation of the Merger at the Effective Time.

15.                               Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware (without regard to any choice of law rules thereunder).

16.                               Consent to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware and of the United States District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such United States District Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 16. Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

17.                               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                               Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

19.                               Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

20.                               Construction and Interpretation. The headings contained in this Agreement are for reference purposes only and are not intended to effect the construction or interpretation of this Agreement. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

21.                               Counterparts; No Third-Party Beneficiaries. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by facsimile transmission or by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 21. This Agreement is not intended to confer upon any person other than the parties here to any rights or remedies hereunder.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

ADEPTUS HEALTH INC.

By:	/s/ Timothy L. Fielding
Name:	Timothy L. Fielding
Title:	Chief Financial Officer

By his signature below, the undersigned certifies that this Agreement and Plan of Merger was duly authorized and approved by the board of directors of Adeptus Corp and thereafter was duly approved and adopted by the holders of all of the outstanding stock thereof entitled to vote thereon by unanimous written consent as of the date indicated opposite such signature.

By:	/s/ Timothy L. Fielding
Name:	Timothy L. Fielding
Title:	Chief Financial Officer
Date:	June 24, 2014

[Adeptus — Signature Page to the Merger Agreement]

SCP III AIV THREE-FCER BLOCKER, INC.
By: SC Partners III L.P., its general partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

Solely for purposes of Section 10 hereof:
SCP III AIV THREE-FCER CONDUIT, L.P.
By: SC PARTNERS III, L.P., its general partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

By his signature below, the undersigned certifies that this Agreement and Plan of Merger was duly authorized and approved by the board of directors of the Blocker and thereafter was duly approved and adopted by the holders of all of the outstanding stock thereof entitled to vote thereon by unanimous written consent as of the date indicated opposite such signature.

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory
Date:	June 24, 2014

[Adeptus — Signature Page to the Merger Agreement]